Exhibit 99.1

Contact:
David Smith
(212) 479-3140

NEW SENIOR ANNOUNCES THIRD QUARTER 2015 RESULTS

PRO FORMA QUARTERLY AFFO PER SHARE OF $0.30

THIRD QUARTER DIVIDEND OF $0.26 PER SHARE

NEW YORK — November 5, 2015 — New Senior Investment Group Inc. (“New Senior” or the “Company”) (NYSE: SNR) announced today its results for the quarter ended September 30, 2015.

3Q 2015 BUSINESS HIGHLIGHTS
•	Total managed portfolio occupancy increased 290 basis points for 3Q’15 vs. 3Q’14
•	Same store occupancy for the managed portfolio increased 210 basis points for 3Q’15 vs. 3Q’14
•	Same store occupancy for the triple net portfolio increased 180 basis points for 3Q’15 vs. 3Q’14
•	Same store net operating income (“NOI”) growth of 6.0% for the managed portfolio for 3Q’15 vs. 3Q’14
•	Completed $640 million acquisition of 28 independent living (“IL”) properties
•	Raised $465 million of secured debt with a term of 10 years at an attractive fixed rate of 4.25%
•	Declared a third quarter dividend of $0.26 per share

3Q 2015 FINANCIAL HIGHLIGHTS
•	Total NOI of $53.2 million compared to $38.4 million for 3Q 2014, a 39% increase
•	Normalized Funds from Operations (“NFFO”) of $26.3 million, or $0.30 per basic and diluted share
•	AFFO of $22.9 million, or $0.27 per basic share and $0.26 per diluted share
•	Normalized Funds Available for Distribution (“Normalized FAD”) of $20.9 million, or $0.24 per basic and diluted share
•	Net loss of ($18.0) million, or ($0.21) per basic and diluted share

3Q 2015 PRO FORMA HIGHLIGHTS
•	Pro forma total NOI of $58.4 million
•	Pro forma NFFO of $28.9 million, or $0.33 per diluted share
•	Pro forma AFFO of $25.8 million, or $0.30 per diluted share
•	Pro forma Normalized FAD of $23.2 million, or $0.27 per diluted share

See note below for an explanation of pro forma amounts.

“New Senior’s portfolio once again delivered strong results during the third quarter, with superior same store managed NOI growth of 6.0% and a same store occupancy increase of 210 basis points, exceeding our peers and the industry averages,” New Senior Chief Executive Officer Susan Givens said.  “These results speak to the significant embedded growth potential we have in our portfolio as a result of our unique acquisition strategy. We closed on our largest acquisition year to date in August, which included 28 private pay independent living properties for $640 million, and the portfolio has realized strong increases in occupancy of over 300bps since May 2015 to finish September at 91.2% occupancy. We look forward to continuing to deliver strong organic growth from our existing portfolio, and we are committed to a disciplined approach to capital allocation decisions.”

THIRD QUARTER 2015 RESULTS

Dollars in thousands, except per share data	For the Quarter Ended September 30, 2015
	Amount	Per Diluted Share(B)
Non-GAAP(A)
NOI	$53,225	—
FFO	22,853	$0.26
Normalized FFO	26,315	$0.30
AFFO	22,942	$0.26
Normalized FAD	20,891	$0.24

GAAP
Net loss	$(17,959)	$0.21

(A)	See end of press release for reconciliation of non-GAAP measures to net loss.
(B)
Per share amounts are based on 87.1 million diluted shares outstanding for non-GAAP amounts and 86.5 million diluted shares outstanding for net loss. See the appendix in the third quarter presentation posted in the Investor Relations section of the Company's website for an explanation of the difference between basic and diluted shares.

ACQUISITION ACTIVITY
Year to date, the Company has closed $1.3 billion of acquisitions, which includes 49 IL properties, 4 assisted living / memory care (“AL/MC”) properties and 1 rental continuing care retirement community (“CCRC”).

During the third quarter, the Company closed a $640 million acquisition of 28 private pay, IL properties from affiliates of Holiday Retirement (“Holiday”). The portfolio is 100% private pay, contains 3,296 IL units located across 21 states and is expected to generate an initial cash NOI yield of approximately 6.4%. Occupancy for the portfolio has increased 330bps from 87.9% in May 2015 to 91.2% in September 2015. The acquisition was integrated into the Company’s managed portfolio.

In October, the Company closed a $40 million acquisition of two AL/MC properties that were added to the Company’s managed portfolio.

PORTFOLIO PERFORMANCE
Total NOI increased 39% to $53.2 million compared to $38.4 million for 3Q 2014.

For the managed portfolio, total occupancy increased 290 basis points to 86.9% compared to 84.0% for 3Q 2014, and same store occupancy increased 210 basis points to 85.6% compared to 83.5% for 3Q 2014. Same store NOI increased 6.0% to $11.4 million compared to $10.8 million for 3Q 2014. Same store information excludes one property that, although owned during both comparison periods, was not fully operational and had units that were not available for rent during the third quarter of 2015.  Including this property, same store occupancy growth was 150 basis points and same store NOI growth was 3.5%.

For the triple net portfolio, same store occupancy increased 180 basis points to 90.7% compared to 88.9% for 3Q 2014. Triple net occupancy is presented one quarter in arrears from the date reported on a trailing twelve month basis.

FINANCING ACTIVITY
In August, the Company completed a $465 million first mortgage loan secured by the 28 independent living properties acquired from Holiday with Freddie Mac. The loan bears interest at a fixed rate of 4.25% and has a maturity of ten years. Proceeds from the loan were used to finance the acquisition from Holiday and to pay down $15 million of existing floating rate debt.

DIVIDEND
On November 4, 2015, the Company’s Board of Directors declared a cash dividend of $0.26 per share for the quarter ended September 30, 2015. The dividend is payable on December 2, 2015 to shareholders of record on November 18, 2015.

EXPLANATION OF 3Q 2015 PRO FORMA HIGHLIGHTS
The pro forma financial information herein is calculated based on 3Q’15 actual results with adjustments to reflect a full quarter of income/expense (as estimated in the Company’s underwriting models) associated with the acquisitions described under “Acquisition Activity” above, as well as the related financings.

The pro forma information included herein are illustrative/hypothetical values and do not represent New Senior’s historical performance or management’s projections for any future reporting period.

ADDITIONAL INFORMATION
For additional information that management believes to be useful for investors, please refer to the presentation posted in the Investor Relations section of the Company’s website, www.newseniorinv.com.

EARNINGS CONFERENCE CALL
Management will host a conference call on November 5, 2015 at 9:00 A.M. Eastern Time. The conference call may be accessed by dialing (855) 734-8393 (from within the U.S.) or (970) 315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “New Senior Third Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.newseniorinv.com. Please allow extra time prior to the call to visit the website and download any necessary software required to listen to the internet broadcast.

A telephonic replay of the conference call will also be available approximately two hours following the call’s completion through 11:59 P.M. Eastern Time on December 5, 2015 by dialing (855) 859-2056 (from within the U.S.) or (404) 537-3406 (from outside the U.S.); please reference access code “60708069.”

ABOUT NEW SENIOR
New Senior is a real estate investment trust focused on investing in senior housing properties across the United States. The Company is the only pure play senior housing REIT and is one of the largest owners of senior housing properties. Currently, New Senior owns 154 properties located across 37 states. New Senior is managed by an affiliate of Fortress Investment Group LLC, a global investment management firm. More information about New Senior can be found at www.newseniorinv.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
Certain items in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements regarding management’s intention to continue to deliver strong organic growth and the expected initial cash NOI yield of the acquisition from Holiday, which represents the expected cash NOI for a full year period divided by the purchase price for the acquisition. These statements are not historical facts.  They represent management’s current expectations regarding future events and are subject to a number of trends and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from those described in the forward-looking statements.  Accordingly, you should not place undue reliance on any forward-looking statements contained herein. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections  entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results  of Operations” in the Company’s annual and quarterly reports filed with the Securities and Exchange Commission, which are available on the Company’s website (www.newseniorinv.com). New risks and uncertainties emerge from time to time, and it is not possible for New Senior to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Forward-looking statements contained herein speak only as of the date of this press release, and New Senior expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in New Senior's expectations with regard thereto or change in events, conditions or circumstances on which any statement is based.

Consolidated Balance Sheets
(dollars in thousands, except share data)

Assets	September 30, 2015 (Unaudited)	December 31, 2014
Real estate investments:
Land	$218,816	$138,799
Buildings, improvements and other	2,547,131	1,500,130
Accumulated depreciation	(107,512)	(56,988)
Net real estate property	2,658,435	1,581,941
Acquired lease and other intangible assets	290,274	178,615
Accumulated amortization	(139,095)	(79,021)
Net real estate intangibles	151,179	99,594
Net real estate investments	2,809,614	1,681,535

Cash and cash equivalents	156,926	226,377
Receivables and other assets, net	88,712	58,247
Total Assets	$3,055,252	$1,966,159

Liabilities and Equity
Liabilities
Mortgage notes payable, net	$2,127,184	$1,223,224
Due to affiliates	11,429	6,882
Dividends payable	—	15,276
Accrued expenses and other liabilities	94,520	72,241
Total Liabilities	$2,233,133	$1,317,623

Commitments and contingencies

Equity
Preferred Stock $0.01 par value, 100,000,000 shares authorized and none outstanding as of both September 30, 2015 and December 31, 2014	$—	$—
Common stock $0.01 par value, 2,000,000,000 shares authorized, 86,534,140 and 66,415,415 shares issued and outstanding as of September 30, 2015 and December 31, 2014, respectively	865	664
Additional paid-in capital	938,916	672,587
Accumulated deficit	(117,662)	(24,715)
Total Equity	$822,119	$648,536

Total Liabilities and Equity	$3,055,252	$1,966,159

Consolidated Statements of Operations (unaudited)
(dollars in thousands, except share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2015	2014	2015	2014
Revenues
Resident fees and services	$76,726	$40,473	$187,384	$113,287
Rental revenue	28,259	26,672	82,661	71,316
Total revenues	104,985	67,145	270,045	184,603

Expenses
Property operating expense	51,760	28,776	128,855	80,531
Depreciation and amortization	40,812	28,670	110,543	74,682
Interest expense	20,051	14,130	52,346	41,532
Acquisition, transaction and integration expense	2,373	4,087	11,490	12,323
Management fee to affiliate	4,085	2,385	10,207	5,764
General and administrative expense	3,152	1,398	10,691	3,053
Loss on extinguishment of debt	—	—	5,091	—
Other expense (income)	1,089	(1,500)	1,569	(1,500)
Total expenses	$123,322	$77,946	$330,792	$216,385

Loss Before Income Taxes	(18,337)	(10,801)	(60,747)	(31,782)
Income tax (benefit) expense	(378)	350	(344)	1,337
Net Loss	$(17,959)	$(11,151)	$(60,403)	$(33,119)

Loss Per Share of Common Stock
Basic and diluted (A)	$(0.21)	$(0.17)	$(0.82)	$(0.50)

Weighted Average Number of Shares of Common Stock Outstanding
Basic and diluted (B)	86,533,384	66,399,857	73,342,453	66,399,857

Dividends Declared Per Share of Common Stock	$—	$—	$0.49	$—

(A)
Basic earnings per share (“EPS”) is calculated by dividing net income by the weighted average number of shares of common stock outstanding. Diluted EPS is computed by dividing net income by the weighted average number of shares of common stock outstanding plus the additional dilutive effect, if any, of common stock equivalents during each period.

(B)
For the purposes of computing income per share of common stock for periods prior to the spin-off on November 6, 2014, the Company treated the common shares issued in connection with the spin-off as if they had been outstanding for all periods presented, similar to a stock split. All outstanding options were excluded from the diluted share calculation as their effect would have been anti-dilutive.

Consolidated Statements of Cash Flows (unaudited)
(dollars in thousands)

	Nine Months Ended September 30,
	2015	2014
Cash Flows From Operating Activities
Net loss	$(60,403)	$(33,119)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation of tangible assets and amortization of intangible assets	110,651	74,682
Amortization of deferred financing costs	6,777	6,142
Amortization of deferred community fees	(1,886)	(984)
Amortization of premium on mortgage notes payable	228	635
Non-cash straight line rent	(18,885)	(19,034)
Change in fair value of contingent consideration	—	(1,500)
Loss on extinguishment of debt	5,091	—
Equity-based compensation	17	—
Provision for bad debt	1,449	649
Unrealized loss on interest rate caps	837	—
Changes in:
Receivables and other assets	(13,148)	(8,645)
Due to affiliates	4,547	6,334
Accrued expenses and other liabilities	18,641	20,850
Net cash provided by operating activities	$53,916	$46,010

Cash Flows From Investing Activities
Cash paid for acquisitions, net of deposits	$(1,212,169)	$(299,244)
Capital expenditures	(7,788)	(5,826)
Funds reserved for future capital expenditures	(2,003)	(1,018)
Deposits paid for real estate investments	(11,355)	(155)
Net cash used in investing activities	$(1,233,315)	$(306,243)

Cash Flows From Financing Activities
Proceeds from mortgage notes payable	$1,222,252	$80,144
Principal payments of mortgage notes payable	(11,683)	(9,942)
Repayments of mortgage notes payable	(304,484)	—
Payment of exit fee on extinguishment of debt	(1,499)	—
Payment of deferred financing costs	(12,294)	(967)
Payment of common stock dividend	(47,820)	—
Purchase of interest rate caps	(1,037)	—
Proceeds from issuance of common stock	276,569	—
Costs related to issuance of common stock	(10,056)	—
Contributions	—	247,475
Distributions	—	(44,321)
Net cash provided by financing activities	$1,109,948	$272,389
Net Increase in Cash and Cash Equivalents	(69,451)	12,156
Cash and Cash Equivalents, Beginning of Period	226,377	30,393
Cash and Cash Equivalents, End of Period	$156,926	$42,549

Supplemental Disclosure of Cash Flow Information
Cash paid during the period for interest expense	$42,886	$32,120
Cash paid during the period for income taxes	190	1,350

Supplemental Schedule of Non-Cash Investing and Financing Activities
Option exercise	$62	$—
Other liabilities assumed with acquisitions	651	—
Issuance of contingent consideration at fair value	—	50

Reconciliation of NOI to Net Loss
(dollars in thousands)

For the Quarter Ended September 30, 2015
Total revenues	$104,985
Property operating expense	(51,760)
NOI	53,225

Depreciation and amortization	(40,812)
Interest expense	(20,051)
Acquisition, transaction and integration expense	(2,373)
Management fee to affiliate	(4,085)
General and administrative expense	(3,152)
Other expense	(1,089)
Income tax benefit	378
Net Loss	$(17,959)

Reconciliation of Net Loss to FFO, Normalized FFO, AFFO and Normalized FAD
(dollars and shares in thousands, except per share data)

For the Quarter Ended September 30, 2015
Net loss	$(17,959)
Adjustments:
Depreciation and amortization	40,812
FFO	$22,853
FFO per diluted share	$0.26
Acquisition, transaction and integration expense	2,373
Other expense	1,089
Normalized FFO	$26,315
Normalized FFO per diluted share	$0.30
Straight-line rent	(6,346)
Amortization of deferred financing costs	2,304
Amortization of deferred community fees and other(1)	669
AFFO	$22,942
AFFO per diluted share	$0.26
Maintenance capital expenditures	(2,051)
Normalized FAD	$20,891
Normalized FAD per diluted share	$0.24

Weighted average basic shares outstanding	86,533
Weighted average diluted shares outstanding(2)	87,128

(1)	Includes net change in deferred community fees, premium on mortgage notes payable, above/below market lease amortization and other non-cash GAAP adjustments.
(2)	Includes dilutive effect of options.

Reconciliation of Same-Store NOI (unaudited)(1)
(dollars in thousands)

	3Q 2014				3Q 2015
	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total	NNN Properties	Same Store Managed Properties	Non-Same Store Managed Properties	Total
NOI	$26,672	$11,222	$475	$38,369	$28,259	$11,612	$13,354	$53,225

Depreciation and amortization				(28,670)				(40,812)
Interest expense				(14,130)				(20,051)
Acquisition, transaction and integration expense				(4,087)				(2,373)
Management fee to affiliate				(2,385)				(4,085)
General and administrative expense				(1,398)				(3,152)
Other income (expense)				1,500				(1,089)
Income tax benefit (expense)				(350)				378
Net Loss				$(11,151)				$(17,959)

(1)	Includes all properties owned during both comparison periods presented.

The tables above set forth reconciliations of non-GAAP measures to net income (loss), which is the most directly comparable GAAP financial measure. A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure.

We believe that net income (loss), as defined by GAAP, is the most appropriate earnings measurement. However, we consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance.

We believe that Normalized Funds from Operations, or Normalized FFO, is useful because it allows investors, analysts and our management to compare our operating performance to the operating performance of other real estate companies and between periods on a consistent basis without having to account for differences caused by period specific items and events such as transaction costs.  In addition, we believe Adjusted Funds from Operations, or AFFO, and normalized FAD are useful as supplemental measures of our ability to fund dividend payments.

The non-GAAP financial measures we present may not be identical to those presented by other real estate companies due to the fact that not all real estate companies use the same definitions. You should not consider these measures as alternatives to net income (determined in accordance with GAAP) as indicators of our financial performance or as alternatives to cash flow from operating activities (determined in accordance with GAAP) as measures of our liquidity, nor are these measures necessarily indicative of sufficient cash flow to fund all of our needs. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine these measures in conjunction with net income as presented in our Consolidated Financial Statements.